(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 18, 2014, relating to the financial statements and financial highlights which appear in the December 31, 2013 Annual Reports to Shareholders of the following funds of the Goldman Sachs Variable Insurance Trust: Equity Index Fund, Strategic Growth Fund, Growth Opportunities Fund, Strategic International Equity Fund, Money Market Fund, Core Fixed Income Fund, High Quality Floating Rate Fund, Small Cap Equity Insights Fund (formerly the Structured Small Cap Equity Fund), U.S. Equity Insights Fund (formerly the Structured U.S. Equity Fund), Global Markets Navigator Fund, Large Cap Value Fund, and Mid Cap Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 28, 2014